NINTH SUPPLEMENTAL INDENTURE
(Senior Notes due 2014)

THIS NINTH SUPPLEMENTAL INDENTURE (this “Ninth Supplemental Indenture”), is dated as of November 22, 2010, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 22, 2004 (as amended and supplemented by the First Supplemental Indenture dated as of July 20, 2004, and as further amended and supplemented by the Second Supplemental Indenture dated as of November 5, 2004, the Third Supplemental Indenture dated as of December 1, 2005, the Fourth Supplemental Indenture dated as of January 7, 2010, the Fifth Supplemental Indenture dated as of January 29, 2010, the Sixth Supplemental Indenture dated as of February 2, 2010, the Seventh Supplemental Indenture dated as of June 23, 2010, and the Eighth Supplemental Indenture dated as of September 2, 2010, the “Indenture”), providing for the issuance of the Issuer’s 7% Senior Notes due 2014 (the “Notes”);

WHEREAS, $310,000,000 in aggregate principal amount of the Notes are currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuer desires to enter into, and has requested the Trustee to join with it and the Subsidiary Guarantors in entering into, this Ninth Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuer has been soliciting consents to this Ninth Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated November 8, 2010 and the Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (a) the Issuer has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Ninth Supplemental Indenture, (b) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Ninth Supplemental Indenture an Opinion of Counsel relating to this Ninth Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (c) the Issuer and the Subsidiary Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Issuer, the Subsidiary Guarantors and the Trustee to enter into this Ninth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1                   AMENDMENTS TO ARTICLES THREE, FOUR, FIVE AND SIX OF INDENTURE.

(a)   The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.03 (Corporate Existence)
Section 4.04 (Payment of Taxes);
Section 4.05(b) (Compliance Certificate; Notice of Default);
Section 4.06 (Waiver of Stay, Extension or Usury Laws);
Section 4.07 (Change of Control);
Section 4.08 (Limitations on Additional Indebtedness);
Section 4.09 (Limitations on Restricted Payments);
Section 4.10 (Maintenance of Total Unencumbered Assets);
Section 4.11 (Limitations on Asset Sales);
Section 4.12 (Limitations on Transactions with Affiliates);
Section 4.13 (Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries); and
Section 4.14 (Limitation on Issuances of Guarantees by Restricted Subsidiaries).

All such deleted Sections are replaced with “[Intentionally Omitted]”.

(b)           Clauses (2) and (3) of Section 5.01(a) and clause (2) of Section 5.01(b) (Consolidation, Merger and Sale of Assets), are hereby deleted in their entirety and replaced with “[Intentionally Omitted]”, and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(c)           Clauses (5), (6), (7) and (8) of Section 6.01 (Events of Default), are hereby deleted in their entirety and replaced with “[Intentionally Omitted]”, and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(d)           The first sentence of the first unnumbered paragraph of Section 3.03 (Notice of Redemption) is hereby deleted in its entirety and replaced with the following:

“At least 3 but not more than 25 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be sent more than 25 days before such Redemption Date).”

(e)           Section 4.15 of the Indenture is hereby amended by deleting Section 4.15 in its entirety and replacing it with the following:

“Section 4.15.  Reports to Holders.

The Issuer shall comply with the provisions of TIA Section 314(a), as applicable.”

Section 1.2                   AMENDMENTS TO NOTES.  The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Ninth Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1                   CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2                   INDENTURE.  Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Ninth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Ninth Supplemental Indenture shall control.

Section 2.3                   NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NINTH SUPPLEMENTAL INDENTURE.

Section 2.4                   SUCCESSORS.  All agreements of the Issuer and the Subsidiary Guarantors in this Ninth Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Ninth Supplemental Indenture shall bind its successors.

Section 2.5                   COUNTERPARTS.  The parties may sign any number of copies of this Ninth Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.6                   SEVERABILITY.  In case any one or more of the provisions in this Ninth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7                   THE TRUSTEE.  The Trustee accepts the amendments of the Indenture effected by this Ninth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Subsidiary Guarantors.

Section 2.8                   EFFECTIVENESS.  The provisions of this Ninth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this Ninth Supplemental Indenture shall become operative only upon the purchase by the Issuer, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its affiliates), with the result that the amendments to the Indenture effected by this Ninth Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Issuer shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Issuer shall determine that such purchase will not occur.

Section 2.9                   ENDORSEMENT AND CHANGE OF FORM OF NOTES.  Any Notes authenticated and delivered after the close of business on the date that this Ninth Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Issuer, with a notation as follows:

“Effective as of November 23, 2010, certain restrictive covenants of the Issuer and certain Events of Default have been eliminated or limited, as provided in the Ninth Supplemental Indenture, dated as of November 22, 2010, by and among the Issuer, the Subsidiary Guarantors and the Trustee.  Reference is hereby made to such Ninth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10                           EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year written above.

OMEGA HEALTHCARE INVESTORS, INC.

By:/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

On behalf of each Subsidiary Guarantor named on the attached Schedule I, its sole member, general partner or trustee

By:/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:/s/ Paul Henderson
Name:  Paul Henderson
Title: Assistant Vice President

Schedule I

[Ninth Supplemental Indenture (Senior Notes due 2014)]

Arizona Lessor - Infinia, Inc.
Baldwin Health Center, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Canton Health Care Land, Inc.
Carnegie Gardens LLC
Center Healthcare Associates, Inc.
Cherry Street - Skilled Nursing, Inc.
Colonial Gardens, LLC
Colorado Lessor - Conifer, Inc.
Copley Health Center, Inc.
CSE Anchorage LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Camden LLC
CSE Centennial Village
CSE Corpus North LLC
CSE Crane LLC
CSE Denver Iliff LLC
CSE Fairhaven LLC
CSE Huntingdon LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Kerrville LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Pennsylvania Holdings
CSE Ripley LLC
CSE Ripon LLC
CSE Spring Branch LLC
CSE Texarkana LLC
CSE The Village LLC
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
Dallas - Skilled Nursing, Inc.
Delta Investors I, LLC
Delta Investors II, LLC
Desert Lane, LLC
Dixon Health Care Center, Inc.
Florida Lessor - Crystal Springs, Inc.
Florida Lessor - Emerald, Inc.
Florida Lessor - Lakeland, Inc.
Florida Lessor - Meadowview, Inc.
Florida Real Estate Company, LLC
Georgia Lessor - Bonterra/Parkview, Inc.
Greenbough, LLC
Hanover House, Inc.
Heritage Texarkana Healthcare Associates, Inc.
House of Hanover, Ltd.
Hutton I Land, Inc.
Hutton II Land, Inc.
Hutton III Land, Inc.
Indiana Lessor - Jeffersonville, Inc.
Indiana Lessor - Wellington Manor, Inc.
Jefferson Clark, Inc.
LAD I Real Estate Company, LLC
Lake Park - Skilled Nursing, Inc.
Leatherman 90-1, Inc.
Leatherman Partnership 89-1, Inc.
Leatherman Partnership 89-2, Inc.
Long Term Care - Michigan, Inc.
Long Term Care - North Carolina, Inc.
Long Term Care Associates - Illinois, Inc.
Long Term Care Associates - Indiana, Inc.
Long Term Care Associates - Texas, Inc.
Meridian Arms Land, Inc.
North Las Vegas LLC
NRS Ventures, L.L.C.
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH), LLC
OHI Asset (PA) Trust
OHI Asset (PA), LLC (f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC)
OHI Asset (SMS) Lender, Inc. (f/k/a Florida Lessor – West Palm Beach and Southpoint, Inc.)
OHI Asset (TX), LLC
OHI Asset CSE-E, LLC
OHI Asset CSE-U, LLC
OHI Asset Essex (OH), LLC (f/k/a Omega Acquisition Facility I, LLC)
OHI Asset II (CA), LLC
OHI Asset II (PA) Trust
OHI Asset III (PA) Trust
OHI Asset, LLC
OHI of Kentucky, Inc.
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega TRS I, Inc.
Orange Village Care Center, Inc.
OS Leasing Company
Panama City Nursing Center LLC
Parkview - Skilled Nursing, Inc.
Pavillion North Partners, Inc.
Pavillion North, LLP
Pavillion Nursing Center North, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing - Gaston, Inc.
Skilled Nursing - Herrin, Inc.
Skilled Nursing - Hicksville, Inc.
Skilled Nursing - Paris, Inc.
Skyler Maitland LLC
South Athens Healthcare Associates, Inc.
St. Mary’s Properties, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Suwanee, LLC
Texas Lessor - Stonegate GP, Inc.
Texas Lessor - Stonegate Limited, Inc.
Texas Lessor - Stonegate, L.P.
Texas Lessor - Treemont, Inc.
The Suburban Pavilion, Inc.
Washington Lessor - Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
Wilcare, LLC
OHI Asset (CO), LLC
OHI Asset (IL), LLC
OHI Asset IV (PA) Silver Lake Trust
OHI Asset II (FL), LLC
CSE Albany LLC
CSE Amarillo LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Canton LLC
CSE Cedar Rapids LLC
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Denver LLC
CSE Douglas LLC
CSE Dumas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jefferson-Hillcrest Center LLC
CSE Jefferson-Jennings House LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Logansport LLC
CSE Lowell LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Piggott LLC
CSE Pilot Point LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC
CSE Shawnee LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texas City LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
CSE Casablanca Holdings LLC
CSE Casablanca Holdings II LLC
OHI Asset CSB LLC
OHI Asset (MI), LLC